Exhibit 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Submersible Systems, Inc.

(formerly known as Submersible System, LLC)

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Submersible Systems, LLC (the Company) as of December 31, 2020 and 2019, and the related statements of operations, changes in members’ equity, and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Valuation of inventories

As described in Note 2, the Company values inventory at the lower of cost (determined using the first-in first-out method) or net realizable value. Management’s judgment is required to determine the reserve for obsolete or excess inventory. Inventory on hand may exceed future demand either because the product is outdated or because the amount on hand is more than will be used to meet future needs. Inventory reserves are estimated by using standard quantitative measures based on criteria established by the Company. Though the Company considers these reserve balances to be adequate, changes in economic conditions, customer inventory levels or competitive conditions could have a favorable or unfavorable effect on required reserve balances.

Auditing management’s estimates for the reserve for obsolete or excess inventory was highly judgmental due to the degree of subjectivity involved in assessing the future’s needs, changes in economic conditions, customer inventory levels or competitive conditions.

To test the management’s estimate for reserves, we performed audit procedures that included, among others, evaluating management’s forecast of inventory usage based on historical results, evaluated the Company’s determination of reserves and inquired with the personnel responsible for inventories to evaluate the reasonableness of the forecast of product demands.

/s/ Liggett & Webb, P.A.

We have served as the Company’s auditor since 2021.

Boynton Beach, Florida

December 15, 2021

SUBMERSIBLE SYSTEMS, LLC

BALANCE SHEET

	December 31, 2020	December 31, 2019
ASSETS
Current Assets
Cash	$393,313	$323,544
Accounts receivable - net	37,457	33,217
Inventory, net	489,701	434,298
Prepaid expenses and other current assets	6,722	2,143
Total current assets	927,193	793,202

Property, equipment and leasehold improvements, net	45,406	60,871
Other assets	9,916	10,524

Total assets	$982,515	$864,597

Liabilities and members’ equity
Current liabilities
Accounts payable and accrued liabilities	$124,768	$114,109
Customer deposits and unearned revenue	10,281	6,676
Other liabilities	7,696	7,700
Total current liabilities	142,745	128,485

Loan payable	116,160	-
Total liabilities	258,905	128,485

Commitments and contingencies (see note 10)	-	-

Total members’ equity	723,610	736,112

Total liabilities and members’ equity	$982,515	$864,597

The accompanying notes are an integral part of these audited financial statements

SUBMERSIBLE SYSTEMS, LLC

STATEMENT OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31

	2020	2019
Net revenues
Net revenues	$1,425,343	$1,860,329
Total net revenues	1,425,343	1,860,329

Cost of net revenues
Cost of net revenues	1,100,107	1,428,575
Total cost of revenues	1,100,107	1,428,575

Gross profit	325,236	431,754

Operating expenses
Selling, general and administrative	319,110	344,944
Research and development costs	17,590	7,154
Total operating expenses	336,700	352,098

(Loss) Income from operations	(11,464)	79,656

Other expense, net
Interest expense	(1,038)	(475)
Total other expense	(1,038)	(475)

Net (loss) income	$(12,502)	$79,181

The accompanying notes are an integral part of these audited financial statements

SUBMERSIBLE SYSTEMS, LLC

STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

Total Members’ Equity
Balance, December 31, 2019	$736,112
Net loss	(12,502)
Balance, December 31, 2020	$723,610

Total Members’ Equity
Balance, December 31, 2018	$868,931
Members’ Distribution	(212,000)
Net Income	79,181
Balance, December 31, 2019	$736,112

The accompanying notes are an integral part of these audited financial statements

SUBMERSIBLE SYSTEMS, LLC

STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31

	2020	2019
Cash flows from operating activities:
Net (loss) income	$(12,502)	$79,181
Adjustments to reconcile net (loss) income to cash (used in) provided by operating activities:
Depreciation and amortization	22,433	18,874
Reserve for slow moving inventory	7,277	10,394
Changes in operating assets and liabilities
Change in accounts receivable	(4,240)	30,825
Change in inventory	(62,680)	(14,195)
Change in prepaid expenses and other current assets	(4,579)	8,954
Change in other assets	26	1,508
Change in accounts payable and accrued liabilities	10,659	(31,094)
Change in customer deposits and unearned revenue	3,605	(27,176)
Change in other liabilities	(4)	151
Net cash (used in) provided by operating activities	(40,005)	77,422

Cash flows from investing activities:
Purchase of fixed assets	(6,386)	(29,868)
Net cash used in investing activities	(6,386)	(29,868)

Cash flows from financing activities:
Proceeds from PPP loan	116,160	-
Members’ distribution	-	(212,000)
Net cash provided by (used in) financing activities	116,160	(212,000)

Net change in cash	69,769	(164,446)

Cash, beginning of year	323,544	487,990
Cash, end of year	$393,313	$323,544

Supplemental disclosures of cash flow information:
Cash Paid for Interest	$1,038	$475

Cash Paid for Income Taxes	$-	$-

The accompanying notes are an integral part of these audited financial statements

Note 1. Company Overview

Located in Huntington Beach, California, Submersible Systems, LLC (the “Company”) was incorporated as Submersible Systems, Inc. in the State of California in 1979. The Company was acquired in 2015 by Summit Acquisition, LLC and changed its name to Submersible Systems, LLC, and re-organized under the laws of the State of Florida. The primary focus of the Company is manufacturing, assembling and selling life-saving breathing systems worldwide under brand names including SpareAir, HEED, and Easy Dive.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation:

The accompanying financial statements of the Company were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include estimates of useful life of property, equipment and leasehold improvements, allowance for doubtful accounts, and inventory reserves.

Cash and Cash Equivalents

For financial reporting purposes, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At December 31, 2020 and 2019, the Company had $159,236 and $104,060 in excess of the FDIC insured limit, respectively.

Accounts Receivable

Accounts receivable consist of amounts due from the sale of the Company’s products to wholesale and retail customers. The allowance for doubtful accounts are estimates that are developed by using standard quantitative measures based on historical losses, adjusting for current economic conditions and, in some cases, evaluating specific customer accounts for risk of loss. The establishment of reserves requires the use of judgment and assumptions regarding the potential for losses on receivable balances. Though the Company considers these balances adequate and proper, changes in economic conditions in specific markets in which the Company operates and any specific customer collection issues the Company identifies could have a favorable or unfavorable effect on required reserve balances. As of December 31, 2020 and 2019, the Company did not record an allowance for doubtful accounts.

As of December 31, 2020, the Company had three accounts that individually comprised over 10% of outstanding accounts receivable and in the aggregate comprised 50.1% of outstanding accounts receivable. Additionally, the Company had one customer that comprised 10.3% of revenue for the year ended December 31, 2020.

As of December 31, 2019, the Company had four accounts that individually comprised over 10% of outstanding accounts receivable and in the aggregate comprised 57.8% of outstanding accounts receivable. Additionally, the Company had no customers that comprised in excess of 10% of revenue for the year ended December 31, 2019.

Inventory

The Company values inventory at the lower of cost (determined using the first-in first-out method) or net realizable value. Management’s judgment is required to determine the reserve for obsolete or excess inventory. Inventory on hand may exceed future demand either because the product is outdated or because the amount on hand is more than will be used to meet future needs. Inventory reserves are estimated using standard quantitative measures based on criteria established by the Company. Though the Company considers these reserve balances to be adequate, changes in economic conditions, customer inventory levels or competitive conditions could have a favorable or unfavorable effect on required reserve balances.

Property and equipment and leasehold improvements

Property and equipment and leasehold improvements are stated at cost less accumulated depreciation or amortization. Depreciation and amortization is provided principally on the straight-line method over the estimated useful lives of the assets or term of the lease, which are primarily 5 to 7 years. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense).

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful lives of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

Research and development costs

The Company accounts for research and development costs in accordance with the Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. During the years ended December 31, 2020 and December 31, 2019 the Company incurred research and development costs of $17,590 and $7,154, respectively.

Revenue Recognition

We account for revenues in accordance with the Accounting Standard Codification topic 606, “Revenue from Contracts with Customers” and all the related amendments. This standards core principal is that a company should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to receive.

We recognize the sale of products under single performance obligations upon shipment of the units as that is when ownership is transferred and performance is completed. Revenues from repair and maintenance activities is recognized when the repairs are completed and the units have been shipped.

Advertising

The Company expenses the costs of advertising as incurred. Advertising expenses which are included in Selling General and Administrative expenses were $70,587 and $66,186 for the years ended December 31, 2020 and 2019, respectively.

Customer deposits and unearned revenue and returns policy

The Company typically takes a 100% deposit against new customer or large orders. The remaining balance due is payable prior to shipment of the goods. There is no provision for cancellation of such orders once the deposit is accepted. Additionally, returns of all other merchandise are subject to a 25% restocking fee as stated on each sales invoice. Customer deposits and unearned revenue totaled $10,281 and $6,676 at December 31, 2020 and 2019, respectively.

Warranty policy

Under the provisions of the Financial Accounting Standards Board (“FASB”) ASC 460, Guarantor’s Guarantees, the Company may accrue a liability for estimated warranty policy costs based on standard quantitative measures based on criteria established by the Company. Estimates of costs to service its warranty obligations are based on historical experience, expectation of future conditions and known product issues. To the extent the Company experiences increased warranty claim activity or increased costs associated with servicing those claims, revisions to the estimated warranty reserve would be required. The Company engages in product quality programs and processes, including monitoring and evaluating the quality of its suppliers, to help minimize warranty obligations. The Company provides our customers with an industry standard one year warranty on units sold and may recognizes a warranty reserve based on gross sales multiplied by the historical warranty expense return rate. Currently, warranty related expenses are charged against net revenues and there is no accrued expense related to a warranty reserve. Warranty related expenses for the rolling two years ended December 31, 2019 and 2020 was less than .1% and deemed immaterial to record a reserve.

Income Taxes

The Company is a limited liability company, taxable income or loss flows through to the member on their individual tax returns rather than at the corporate level. The tax returns of the Company for the years ending in 2020, 2019, and 2018, are subject to examination by the Internal Revenue Service, generally for three years after they are filed.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases, which will amend current lease accounting to require lessees to recognize (i) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and (ii) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. ASU 2016-02 does not significantly change lease accounting requirements applicable to lessors; however, certain changes were made to align, where necessary, lessor accounting with the lessee accounting model. This standard will be effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. The Company is currently reviewing the provisions of this ASU to determine if there will be any impact on its results of operations, cash flows or financial condition.

Note 3. Inventory

Inventory consists of the following as of:

	December 31, 2020	December 31, 2019

Raw materials	$229,768	$242,775
Work in process	126,517	65,608
Finished goods	133,416	125,915
Total Inventory, net	$489,701	$434,298

As of December 31, 2020 and 2019, the Company recorded reserves for obsolete or slow moving inventory of approximately $26,175 and $18,897 respectively.

Note 4. Property, Equipment and Leasehold Improvements

Property, equipment and leasehold improvements comprised the following at::

	December 31, 2020	December 31, 2019
Machinery and equipment	$67,511	$69,328
Tools, molds, jigs and dies	18,320	15,878
Furniture and fixtures	1,477	1,477
Computer equipment	5,722	921
Leasehold improvement	10,859	10,859
Total	103,889	98,463
Less: Accumulated depreciation and amortization	(58,483)	(37,592)
Property, Equipment and Leasehold Improvements, net	$45,406	$60,871

For the years ended December 31, 2020 and 2019, depreciation and amortization expense of the property, equipment and leasehold improvements totaled approximately $21,851 and $17,860.

Note 5. Other Assets

Other assets consisted of the following:

	December 31, 2020	December 31, 2019
Refundable deposits	$9,593	$9,619
Unamortized patent asset	230	777
Unamortized trademark asset	93	128
	$9,916	$10,524

Amortization on the patent and trademark assets totaled $582 and $1,014 for the years ended December 31, 2020 and 2019, respectively.

Note 6. Related Party Transactions

On March 14, 2019 the Company advanced Banner Crossing III, LLC, an affiliate by common ownership, $212,000. This transaction was initially booked as a note receivable – member but was moved to members’ equity as a distribution.

The Company billed a total of $5,000 and $6,620 to Nobilis Therapeutics, an affiliate by common ownership, related to research and development consulting for a product to be developed using the Company’s technology for the years ending December 31, 2020 and 2019, respectively.

Note 7. Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consists of the following as of:

	December 31, 2020	December 31, 2019

Accounts payable trade and other	$76,228	$53,459
Accrued payroll and fringe benefits	41,624	54,299
Accrued payroll taxes and withholding	6,916	6,351
	$124,768	$114,109

As of December 31, 2020 and 2019, the Company had two vendors that comprised more than 10% of total purchases and in the aggregate comprised 23.8% and 30.2% of total purchases, respectively.

Note 8. Other Liabilities

Other liabilities consist of the following as of:

	December 31, 2020	December 31, 2019

California franchise tax	$6,800	$6,800
Accrued California sales tax	896	900
	$7,696	$7,700

Note 9. Loans Payable

On May 1, 2020, the Company received an unsecured loan from City National Bank in the principal amount of $116,160 (the “SBA Loan I”) pursuant to a two-year promissory note, under the Paycheck Protection Program (“PPP”), which was established under the recently enacted Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) administered by the U.S. Small Business Administration (“SBA”). The intent and purpose of the PPP is to support companies, during the COVID-19 pandemic, by providing funds for certain specified business expenses, with a focus on payroll. As a qualifying business as defined by the SBA, the proceeds from this loan were used to primarily help maintain the Company’s payroll and cover rent and utilities as the Company navigated its business through the lockdowns associated with the COVID-19 pandemic.

The term of the note is two years from the disbursement date, though it may be payable sooner in connection with an event of default under the note. The SBA Loan I carries a fixed interest rate of one percent per year, with the first payment due seven months from the date of initial cash receipt. To date, the payments have been waived by the SBA. Under the CARES Act and the PPP, certain amounts of loans made under the PPP may be forgiven if the recipients use the loan proceeds for eligible purposes, including payroll costs and certain rent or utility costs, and meet other requirements regarding, among other things, the maintenance of employment and compensation levels. The Company used the SBA Loan I for qualifying expenses and have applied for forgiveness of the SBA Loan I in accordance with the terms of the CARES Act. The loan balance as of December 31, 2020 was $116,160.

The SBA Loan I was forgiven in full under the terms of the CARES Act on April 21, 2021.

Note 10. Commitment and Contingencies

Commitment

On January 4, 2018, the Company entered into a sixty-one month term lease renewal for its facility in Huntington Beach, California, commencing on February 1, 2018. Base rent is approximately $9,300 per month for the first 12 months with a 2.5% annual escalation throughout the term. The Company paid a security deposit of $8,450 with the initial lease that ended with the renewal.

At December 31, 2020, future minimum lease payments under operating lease agreement are as follows:

2021	119,937
2022	122,935
2023	10,265
$253,137

Rent expenses amounted to approximately $117,000 and $114,200 for the years ended December 31, 2020 and 2019, respectively.

Legal Contingencies

There are no pending significant legal proceedings to which the Company is a party for which management believes the ultimate outcome would have a material adverse effect on the Company’s financial position.

Note 11. Subsequent Events

The SBA Loan I was forgiven in full under the terms of the CARES Act on April 21, 2021

The Company was converted from a Florida limited liability company to a Florida corporation, effective July 1, 2021.

On September 3, 2021, the holders of all of the outstanding shares of common stock, par value $0.0001 per share, of Submersible Systems, Inc. (the “Sellers”) executed an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Brownie’s Marine Group, Inc. (“Purchaser”) and Submersible Acquisition, Inc., a Florida corporation and newly formed wholly owned subsidiary of the Purchaser (“Acquisition Subsidiary”). Pursuant to the terms of the Merger Agreement, the Company merged with and into the Acquisition Subsidiary, with the Company being the surviving company (the “Merger”).

Pursuant to the terms and conditions of the Merger Agreement, the Purchaser acquired all of the shares of the Company from the Sellers for an aggregate purchase price of $1,750,000 (the “Merger Consideration”), which was paid to the Sellers at closing by issuance to the Sellers of: (a) 8% convertible promissory notes in the aggregate principal amount of $350,000 (the “Notes”), and (b) an aggregate of 27,305,442 shares (the “ Merger Shares”) of the Company’s common stock at a price of approximately $0.05127 per share (the “Conversion Rate”).

The Merger Shares received by the Sellers are subject to a leak-out restriction commencing on the date of issuance, as follows: (i) up to 12.5% may be sold after 6 months; (ii) up to 25% may be sold after 9 months; (iii) up to 75% may be sold after 24 months; and (iv) up to 100% may be sold after 36 months from the date of issuance. Notwithstanding the foregoing, the leak-out restriction may be waived by the Company under certain conditions.

The Company evaluated its financial statements for subsequent events through December 15, 2021, the date the financial statements were available to be issued. The Company is not aware of any other subsequent events which would require recognition or disclosure that have not already been disclosed above.